PREMIER'S BOARD OF DIRECTORS ACCEPTS VICTORIA CARLTON'S RESIGNATION AS CORPORATE SECRETARY

Tampa, Florida - August 12, 2004 - Premier Development & Investment, Inc. (OTC Bulletin Board: PDVN) today announced that on July 14, 2004, Victoria Carlton tendered her resignation as a Board of Director member and as Corporate Secretary and Treasurer of the Company. With a unanimous vote, the Board of Directors accepted Ms. Carlton's resignation on July 15, 2004, and appointed Andrew Jones as the interim Corporate Secretary and Treasurer until such time that the shareholder's of the company will appoint a new Officer at the next annual meeting.

In her request of the Company, Ms. Carlton cited that the time requirements her positions with the company demanded of her conflict with her ability to pursue other priorities and interests which she feels will require her full time attention. There are no disagreements between Ms. Carlton and corporate management on any corporate governance issues.

Eric Boyer, Premier Development & Investment, Inc.'s President and CEO stated, " We appreciate the contributions Ms. Carlton has made to the organization and we wish to thank her for her years of dedicated service to the Company. We are certain Victoria will succeed in the pursuit of her goals and be a tremendous asset to any cause or organization she chooses to affiliate herself with."

In conjunction with her resignation, Ms. Carlton will return to the Company 2,040,049 shares of the Corporations Common Stock, which will be cancelled and returned to the Corporations Treasury. Eric R. Boyer, Premier's President and CEO, commented, "With this additional reduction in the number of shares outstanding, we continue to be committed to enhancing existing stockholder valuations and strengthening our earnings per share results."

The Company also recently announced its online newsletter, which is sent via email to subscribers. The newsletter is free and may be subscribed for at the Company's web site, www.premierdev.com. Subscribers receive important updates about the Company in a timely manner. To date, the Company has in excess of 300 subscribers to its newsletter.

Premier Development & Investment, Inc. is a publicly held developer and operator of theme-based restaurant and bar concepts. These concepts are developed internally and through partnerships with other restaurant developers with the intent of building them into full-fledged chains and franchise opportunities. Premier owns and operates the Player's Grille Restaurant and Bar(TM), a casual dining sports themed concept based in Florida, and is also the Managing Partner of Coconut Grove Group, Ltd., a joint venture project involving the development of a chain of Caribbean-based restaurants and bars called Coconut Grove Grille and Blue Water Bar(TM).

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Premier Development & Investment, Inc.) contains statements that are forward-looking, such as statements relating to the future anticipated direction of the restaurant industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales growth and prospective dealings and joint venture projects. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of Premier. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, domestic and global economic conditions, and changes in federal or state tax laws. For a description of additional risks and uncertainties, please refer to Premier's filings with the Securities and Exchange Commission.